United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2025 (June 16, 2025)
 __________________________________
LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
 __________________________________

Delaware	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
1610 West End Ave, Suite 200, Nashville, TN 37203
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986 - 5600
 __________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Senior Vice President, Chief Operating Officer
On June 16, 2025, the Board of Directors (the “Board”) of Louisiana-Pacific Corporation (“LP”) approved the appointment of Anthony Hamill to the newly created office of Senior Vice President, Chief Operating Officer of LP, effective June 30, 2025.

Mr. Hamill, 60, has over 30 years of engineering and manufacturing experience. He will join LP from Roseburg Forest Products Co. (“Roseburg”), where he has served as Chief Operations Officer since September 2024. Prior to joining Roseburg, Mr. Hamill spent over a decade at LP, serving in management positions of increasing responsibility between 2013 and 2024. Most recently, Mr. Hamill served as LP’s Vice President, Engineering from July 2017 to March 2022 and as Vice President, Siding Manufacturing from March 2022 to August 2024. Mr. Hamill holds a Bachelor of Science in Electrical Engineering from the University of New Brunswick

In connection with his appointment as Senior Vice President, Chief Operating Officer, LP entered into an offer letter with Mr. Hamill (the “Offer Letter”) setting forth certain terms of his employment and compensation. Pursuant to the Offer Letter, Mr. Hamill will be an at-will employee entitled to a base salary of $630,000 and eligible for (a) an annual incentive cash bonus with a target award value of 80% of his annual base salary under LP’s Annual Incentive Plan and (b) a long-term equity grant under LP’s 2022 Omnibus Stock Award Plan with an aggregate target award value of 180% of his annual base salary, to be comprised in equal parts by restricted stock units (“RSUs”) and performance stock units (“PSUs”). Mr. Hamill will also receive (i) a cash hiring bonus of $500,000 payable within 30 days following his employment start date and (ii) a one-time award of RSUs with an award value of $1,180,000, which will be granted as of the first business day of the calendar month following Mr. Hamill’s date of hire and will vest in three equal annual installments over a period of three years following the grant date. The number of RSUs to be granted to Mr. Hamill in respect of such one-time award will be calculated based on the closing price of LP’s common stock on the grant date of such award.

There are no arrangements or understandings between Mr. Hamill and any other persons pursuant to which Mr. Hamill was appointed as Senior Vice President, Chief Operating Officer. There are no family relationships between Mr. Hamill and any director, executive officer or any other person nominated or chosen by LP to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Hamill and LP.

A copy of the press release announcing Mr. Hamill’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by LP on June 19, 2025
104	Cover Page Interactive Data File (embedded within Inline XBRL document)
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/S/ LESLIE E. DAVIS
Leslie E. Davis
Vice President, Controller and Chief Accounting Officer
Date: June 20, 2025